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                                                                   Exhibit 99(b)

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                         REMARKS BY RAYMOND V. GILMARTIN
           THE CREDIT SUISSE FIRST BOSTON ANNUAL HEALTHCARE CONFERENCE
                                   PHOENIX, AZ
                          WEDNESDAY, NOVEMBER 15, 2000
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         Thank you, Ken, and good morning, everyone. It's a pleasure to be here for the Credit Suisse First Boston Annual Healthcare Conference. Today, I'd like to talk to you about how we are continuing to execute Merck's strategy for growth.

         For several years we have been saying that our strategy is based on breakthrough research and demonstrating the value of our medicines. It's a successful strategy - and the evidence of its success continues to build. We have consistently said that our new medicines and our in-line products would have the potential to offset upcoming patent expirations. And we remain on target.

         That's why we're confident that we can achieve our long-term goal of top-tier growth. And in the short term, as a result of the innovative products we have recently launched, we are confident that we can deliver earnings growth rates competitive with the other leading health care companies through the year 2002.
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Credit Suisse First Boston Annual Healthcare Conference



         Merck has successfully launched fifteen new medicines since 1995 alone, and has a strong pipeline for the future - several new medicines in Phase IIb and beyond, two new vaccines in clinical trials, and several new mechanism treatments in early development. This is the most productive time in the history of Merck research.

         Our results this year have provided exceptional evidence of our strength and growth potential. For the third quarter, our five key products - Vioxx, Zocor, Singulair, Fosamax, and Cozaar/Hyzaar - accounted for nearly 60 percent of our worldwide sales, excluding Merck-Medco. This powerful platform - along with our pipeline - will drive growth to 2002 and beyond. Our other recently launched products, including Propecia, Cosopt, Trusopt, Maxalt, and Aggrastat, continue to play important supporting roles.

         For the first nine months of 2000, earnings per share were $2.15, an increase of 20 percent over 1999. Net income grew 17 percent to nearly $5.1 billion, fueled by a 22 percent sales increase to nearly $29 billion.


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Credit Suisse First Boston Annual Healthcare Conference



         Looking at Merck's human health and vaccine businesses -- that is, our businesses excluding Merck-Medco -- in six of the last seven quarters, Merck's revenue growth ranked either number one or number two within the industry. Specifically in the last three quarters, Merck's revenue growth ranked number one within the industry (17%, 18% and 18% respectively).

         As many of you know, as part of our third quarter earnings news release we stated that we were comfortable with the then current analyst range for fourth quarter 2000 earnings per share of $0.73 to $0.76. This morning I'd like to reiterate that guidance. The Company continues to be comfortable with a fourth quarter earnings range of $0.73 to $0.76 per share.

         Our performance and our pipeline give us great confidence in the future. And as our five key products continue to grow strongly, it should be increasingly clear that our performance demonstrates our ability to overcome the patent expirations on our older medicines.

         I'll discuss our five products in more detail. In each case, sales are strong and the foundation for future growth is sound.


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Vioxx

         Since its extraordinarily successful launch in 1999, Vioxx, Merck's once-a-day product for osteoarthritis and acute pain, has become the world's fastest growing prescription arthritis medicine.

         Launched in nearly 70 countries, Vioxx is showing exceptional sales performance around the world: $1.5 billion in sales so far this year and more than $600 million in the third quarter alone.

          In the United States we now have approximately 50 percent of the new prescriptions in this new treatment category called COX-2 inhibitors. More than 15 million prescriptions in the U.S. alone have been written for Vioxx since its launch, reflecting physician and patient enthusiasm for the safety and tolerability of this medicine. We were the first COX-2 to be approved in the European Union, despite earlier filing by our competitor, and Vioxx is enjoying strong success in the U.K., Germany, Spain, and every other major market in Europe. In countries such as Switzerland, Canada, and in Latin America, we've taken the lead in prescription share even though we launched Vioxx after our competitor. With Vioxx, we have the potential for market leadership in every major country in the world.



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         To review its unique advantages, Vioxx is the only COX-2 indicated in the U.S. both for osteoarthritis and acute pain, such as pain following knee or hip replacement and dental surgery. Vioxx is the only COX-2 always approved for once-daily use. It's highly effective and well tolerated. In clinical studies, patients taking Vioxx developed far fewer serious gastrointestinal side effects than those taking standard non-steroidal anti-inflammatory drugs.

         In June, Merck filed with the FDA to request labeling changes based on the results of the 8,000-patient VIOXX Gastrointestinal Outcomes Research - or VIGOR - study. In VIGOR, Vioxx reduced the incidence of serious gastrointestinal side effects, such as ulcers and bleeding, by more than 50 percent compared to the widely used nonsteroidal anti-inflammatory drug naproxen. A new analysis of data from that study, presented at last month's meeting of the American College of Rheumatology, showed that Vioxx also reduced the risk of hospitalization of patients for serious gastrointestinal side effects by 50 percent compared to naproxen.

         A pilot study in osteoarthritis comparing Vioxx and Celebrex showed that Vioxx reduced osteoarthritis pain at night and at rest to a greater degree than either Celebrex or Tylenol.



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         That data was presented at the European League Against Rheumatism and more recently at the American College of Rheumatology. At the American Pain Society this month we presented data showing Vioxx to be equal or superior at treating post-surgical dental pain than the current leading treatment, Tylenol with Codeine.

         To continue to expand the market for Vioxx, clinical programs are underway to explore other potential benefits for Vioxx, including the treatment of chronic pain, rheumatoid arthritis and the prevention and treatment of Alzheimer's disease.

         We also have studies underway to investigate whether Vioxx can reduce the number of colon polyps in patients who suffer from them -- a broad population at risk of developing colon cancer.

         Again, we're extremely pleased with the rapid acceptance and continuing growth of Vioxx, which has surpassed the expectations of many on Wall Street and is positioned for strong market leadership in the long-term.



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Zocor

         Turning to Merck's cholesterol-modifying drug Zocor, our largest-selling product, worldwide sales were up 19 percent over the first nine months of 1999, and sales continue to show strong growth. Extensive studies have shown that Zocor helps save lives by preventing heart attacks and other cardiovascular events in patients with high cholesterol and heart disease. It's proven to lower LDL, or "bad" cholesterol, and triglycerides, and to increase HDL, or "good" cholesterol, in patients with high LDL.

         In fact, Zocor has also been proven to be more effective in raising levels of good cholesterol than its main competitor in a study comparing the medicines at their highest approved doses.

         To reach even more people, we are pursuing important new data for Zocor among diabetics, women, the elderly and heart disease patients. More than 40,000 patients are currently enrolled or scheduled to participate in major ongoing clinical trials with Zocor worldwide.

         Most recently, we have formed an important new partnership with Schering-Plough to develop and market ezetimibe, that company's investigational cholesterol-absorption inhibitor, both as a once-daily fixed-combination tablet with Zocor and as a once-daily monotherapy.


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Singulair

         Singulair, our once-a-day pill for asthma control, is the world's fastest-growing asthma medication. In fact, Singulair has enjoyed the most successful launch of any asthma medicine in history. With a novel mechanism for treating asthma, Singulair is the leader in the leukotriene-antagonist category of asthma medicines. Currently the number-two asthma controller overall in the U.S., Singulair has the potential to become the leading medicine for asthma control due to its tolerability, ease of use and the rapid acceptance of physicians and patients. Singulair is not used to treat attacks in progress, but it provides long-term control of asthma by decreasing asthma attacks, preventing daytime and nighttime symptoms and reducing reliance on other medicines. Worldwide sales for Singulair were up 86 percent for the first nine months of this year.

         We have launched Singulair in 75 countries, and we have recently filed for regulatory approval in Japan. In March, the FDA approved a pediatric formulation of Singulair for children as young as two. This cherry-flavored, chewable tablet is the first new asthma therapy in more than 15 years indicated for children this young.


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Credit Suisse First Boston Annual Healthcare Conference



           Similar applications are pending in Europe and Latin America. This new indication is significant because asthma remains the most prevalent chronic disease of childhood, affecting about one in 10 children, with prevalence and incidence increasing every day.

         To expand our patient base for Singulair even further, we are studying its effectiveness for acute use in the hospital setting, and for allergic rhinitis - more commonly known as hay fever. Also, as part of our partnership with Schering-Plough, we are pursuing the development and marketing of a once-daily fixed-combination tablet containing Claritin and Singulair for the treatment of both asthma and allergic rhinitis.


Fosamax

         Fosamax, the leading product worldwide for the treatment of postmenopausal osteoporosis, is available in more than 100 countries worldwide and continues to show outstanding growth. Worldwide sales were up 27 percent for the first nine months of this year.


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         Fosamax is the only non-hormonal medicine indicated to reduce the incidence of hip fractures, the most serious fractures related to osteoporosis. Hip fractures are a leading cause of hospital and nursing home admissions in the United States, and have a significant impact on the quality of life of our senior citizens. Again, our indication to reduce the incidence of hip fractures is an important competitive advantage.

         In the U.S. alone, more than 30 million people have or are at risk for osteoporosis, yet the majority of them remain untreated. We are increasing awareness of this disease to reach the tremendous number of patients who can benefit from treatment.

         Last month we received FDA approval for a convenient once-weekly formulation for Fosamax in the United States. This novel dosage form already has been approved and launched in a number of smaller markets around the world and has been rapidly accepted by patients and physicians.

         We also received FDA approval in September to market Fosamax to increase bone mass in men with osteoporosis. You may be surprised to learn that one out of every five people with osteoporosis is male.

         Clearly, there is still tremendous potential for Fosamax to continue to grow.



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Cozaar and Hyzaar

         Cozaar and Hyzaar were the first of a new class of well-tolerated high blood pressure medicines. Launched in 1995, they remain the world's most widely prescribed drugs in their class. Global sales increased 22 percent for the first nine months. Strong growth continues because of the excellent tolerability and efficacy of these products.

         We are seeking to extend the benefits of these medicines to additional patients. A number of trials are now underway to evaluate their effectiveness in improving survival and reducing disability associated with hypertension, diabetic kidney disease, and recent heart attacks. These studies, involving nearly 16,000 patients, are scheduled to conclude in 2002.


                                        #


         Our five key products - Vioxx, Zocor, Singulair, Fosamax, and Cozaar/Hyzaar - are enjoying strong growth today and have excellent potential for the future. Each medicine has unique competitive advantages. Clinical studies to extend each franchise are underway. Clearly, these products provide a powerful platform for growth through 2002 and beyond.


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         As I pointed out earlier, for the third quarter, sales of the five key products accounted for nearly 60 percent of our worldwide sales, excluding Medco. As patent expirations take effect, this growth platform will be stronger than ever. That's why we're confident that we will deliver earnings growth rates competitive with our peer group through 2002, and that we will achieve our long-term goal to be a top-tier growth company.

         Our research pipeline has excellent potential as well. Our strategy is to develop medicines using novel mechanisms and with large potential - medicines that are highly potent, highly specific, safe and well tolerated - that are once a day, and therefore convenient. We focus on medicines for diseases with large patient populations worldwide whose needs are not well served.

         Our pipeline reflects this approach. We recently filed for FDA approval of Cancidas, the first in a new class of antifungal medicines, which promises to be a real breakthrough for patients. Cancidas shows activity against Aspergillus and Candida in clinical studies with once-daily intravenous dosing, excellent efficacy, and a good renal safety profile to date.



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         Phase III studies are nearing completion for Invanz (MK-826), our new once-daily injectable antibiotic, for therapy and prevention in patients undergoing abdominal surgery, as well as for urinary tract, lower respiratory tract, and other infections. Invanz shows broad-spectrum activity and is highly active against cephalosporin-resistant bacteria.

         Our second Cox-2 inhibitor, MK-663 - the most selective one known in clinical development - is also in Phase III trials for osteoarthritis, rheumatoid arthritis, and pain. At the American Pain Society meeting this month we presented data showing that the overall analgesic effect of MK-663 in dental pain was greater than placebo with an overall analgesic effect not significantly different from ibuprofen.

         Our substance P antagonist program represents a novel potential treatment approach for chemotherapy-induced nausea and vomiting as well as depression. Our pioneering vaccine research includes a vaccine for human papillomavirus, which causes cervical cancer, and for rotavirus, the most common cause of severe diarrhea in children.



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         In addition to discovering medicines in-house, we have been very successful at bringing in compounds at an early stage; designing and developing them into highly potent, highly selective, and well-tolerated medicines that are easy and convenient to use; and then bringing them to the global market. Fosamax and Cozaar/Hyzaar are good examples of this approach.


                                       #


         We continue clinical studies to extend the franchises of our five major products - Vioxx, Zocor, Fosamax, Singulair, and Cozaar/Hyzaar. We have new products in Phase IIb and beyond with novel mechanisms and large potential: our antifungal, our antibiotic, our second Cox-2, and our Substance P antagonist program. Two significant vaccines are in clinical trials, for rotavirus and HPV. Several new mechanism treatments are in early development.

         The October 20 issue of Science featured research detailing promising results of Merck's HIV vaccine research in rhesus monkeys, providing the strongest evidence to date that a vaccination can dampen virus replication. Of course, while these results are encouraging, it is too early at this stage to determine the probability of success. An HIV vaccine for humans is, at best, many years away.


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Credit Suisse First Boston Annual Healthcare Conference



         However, this is still more evidence that it's the most productive time ever in the history of Merck research.

         Our approach includes aggressively investigating and acquiring promising compounds, useful technologies, and new ideas for drug development. These include the latest genetics and genomics technologies. Our acquisition of SIBIA last year is an excellent example of this strategy as well. That facility is an important addition to our existing central nervous system research sites.


                                        #


         Today, researchers are identifying genes and the proteins they express, providing important new knowledge that will help revolutionize the future of medicine. The next tasks - massive undertakings in themselves - are to determine the role of these proteins in causing disease and their potential as targets for pharmaceutical intervention - and then to develop treatments or preventives for disease. Merck excels in these areas. And our tremendous strength in capitalizing on new discoveries to produce safe and effective medicines will continue to make our research successful.


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         Merck continues to maximize shareholder value by extending its lead in cutting-edge research while expanding its reach through targeted acquisitions, external alliances and licensing agreements. Merck's recent agreement with Schering-Plough and the acquisition of SIBIA have the opportunity to contribute significantly to our research efforts.

         Our biotechnology partnerships with companies such as AxyS, Aurora and Biogen are broadening our base for the future. And we have collaborations with more than 40 companies, institutes and universities throughout the world that are placing us at the frontier of scientific research.

         We believe that investing in internal growth, complemented by strategic external collaborations and licensing initiatives is what will continue to create the best medicines for patients and the best value for Merck shareholders.


                                        #


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Credit Suisse First Boston Annual Healthcare Conference



         Along with our five key growth drivers, the marketing and sales excellence their success demonstrates, our strong pipeline, excellence in research and cutting-edge science - Merck has another important advantage:
Merck-Medco, the nation's leading provider of pharmacy services.

         Merck-Medco has grown considerably this year, gaining new clients from two important sources: 5 million people through the June acquisition of the pharmacy benefits manager ProVantage, and from United Health Group. We now provide pharmacy benefit services for 90 percent of the 10 million people under the United Health Group umbrella. We expect to add the remaining million lives in the near future.

         Merck-Medco uses state-of-the-art technology - from robotics to the Internet - to help patients receive the best care while patients and payers receive the best value. While a large retail drug store generally dispenses about 500 prescriptions a day, our automated mail service pharmacy in Las Vegas
- the most technologically advanced pharmacy in the world - safely dispenses 5,000 prescriptions per hour, or up to 18 million prescriptions a year. We are building a similar facility in New Jersey.


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         Merckmedco.com is the world's largest Internet pharmacy, dispensing more than 100,000 online prescriptions per week and growing nearly 30 percent per quarter. To give you a sense of how rapidly this part of our business has grown, that figure is more than double the 45,000 weekly prescriptions we were dispensing at this time last year. Merckmedco.com now fills more prescriptions than all other online pharmacies combined.

         Just this week you may have read about a new Merck-Medco program called Generics First. Under this program, Merck-Medco pharmacists will be calling on physicians and making samples of generic medicines available for use in appropriate patients. Generics First is an innovative new approach to help clients manage their prescription drug spending.

         Recognizing an important and underserved market, in April Merck-Medco launched "Yourx Plan," in conjunction with Reader's Digest. This is a pharmacy savings program for people without drug insurance or with inadequate coverage.



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           It offers discounts on virtually all prescription drugs, plus additional cash-back savings on many major medicines. It also provides patients with Merck-Medco's health management and drug safety programs. We have generated a substantial interest in this plan, and recently began a consumer advertising campaign to support it.

         As the leading provider of pharmacy services and the world's largest Internet pharmacy - with state-of-the-art initiatives to reach physicians at the point of prescribing and with Yourx Plan reaching new markets - Merck-Medco is strongly positioned to deliver value far beyond what was envisioned at the time of the acquisition. Our strategy paid off - and will continue to contribute to growth.


                                        #


         For people who don't have pharmaceutical coverage and who have to pay for prescriptions out of their own pockets, Yourx Plan offers immediate help. Merck continues to believe that the best long-term solution is market-based reform of the Medicare program that would guarantee competition and choice and make coverage available to all seniors. We will continue to advocate this position with the new President and Congress.


                                        #



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Credit Suisse First Boston Annual Healthcare Conference



         In the pharmaceutical industry, the only sustainable advantage a company can have is the ability to innovate - to discover and develop medicines that save or improve people's lives. Merck leads in innovation - and will remain the leader in the industry in the future. We have our powerful platform for growth: our five key products - Vioxx, Zocor, Fosamax, Singulair, and Cozaar/Hyzaar. We have cutting edge science and a strong pipeline - several new products in Phase IIb and beyond, two significant vaccines in clinical trials, and more new chemical entities moving through early development than ever before in our history. In the managed care marketplace, we have the added advantage of Merck-Medco. The evidence is there that we can achieve earnings growth rates competitive with other leading health care companies through the year 2002. And it's reasonable for us to expect that we will achieve our long-term goal to be a top-tier growth company. Indeed, it's increasingly clear that Merck is positioned to succeed, and to continue to grow and to deliver value to shareholders in the years to come.



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         Before closing, I wanted to take a moment to remind you that Merck will be hosting its annual Analyst Business Briefing in Whitehouse Station on December 12. You'll hear much more on the themes I have addressed today, and I hope to see many of you there. Thank you.




                                      # # #


This presentation contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. No forward-looking statement can be guaranteed and actual results may differ materially from those projected. Additional detailed information concerning a number of factors that could cause actual results to differ materially is readily available in Item 1 of the Company's Annual Report on Form 10-K for the year ended December 31, 1999, in its periodic reports on Form 10-Q and in its reports on Form 8-K (if any). Copies of these forms are available on request to Merck's Office of Stockholder Services.





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